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                               TRENWICK GROUP INC.
                Exhibit 11.0 -- COMPUTATION OF EARNINGS PER SHARE
                    (in thousands, except per share amounts)


                                                 Three Months Ended
                                                      March 31,
                                                   ---------------
                                                    1996     1995
                                                   ------   ------
PRIMARY

Average shares outstanding                          6,596    6,451

Weighted average shares of common stock
      equivalents associated with
      stock options, net                              237      240
                                                   ------   ------

Total                                               6,833    6,691
                                                   ======   ======

Net income                                         $8,182   $6,504
                                                   ======   ======

PER SHARE AMOUNT                                   $ 1.20   $  .97
                                                   ======   ======

FULLY DILUTED

Average shares outstanding                          6,596    6,451

Weighted average shares of common stock
      equivalents associated with
      stock options, net                              237      240

Assumed conversion of 6% convertible debentures     2,134    2,134
                                                   ------   ------

Total                                               8,967    8,825
                                                   ======   ======

Net income                                         $8,182   $6,504

Add 6% convertible conversion debenture interest
      net of federal income tax effect              1,056    1,053
                                                   ------   ------

Total                                              $9,238   $7,557
                                                   ======   ======

PER SHARE AMOUNT                                   $ 1.03   $  .86
                                                   ======   ======
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